EXHIBIT 10.38

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Eighth Amendment to Loan and Security Agreement made as of the 28th day of December, 2006 (this “Amendment”) by and between NEW BRUNSWICK SCIENTIFIC CO., INC. (the “Borrower”), a corporation organized under the laws of the State of New Jersey, having an address at 44 Talmadge Road, Edison, New Jersey 08818-4005 and WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank) (the “Bank”), a national banking association formed under the laws of the United States of America, having an office at 1889 Highway 27, NJ 1917, Edison, New Jersey 08817.

W I T N E S S E T H:

WHEREAS, the Bank and the Borrower previously entered into commercial lending arrangements in accordance with the terms and conditions of a certain Loan and Security Agreement dated April 1, 1999, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 22, 1999 between the same parties, as further amended by that certain Second Amendment to Loan and Security Agreement dated as of June 30, 2000 between the same parties, as further amended by that certain Third Amendment to Loan and Security Agreement dated as of May 11, 2001 between the same parties, as further amended by that certain Fourth Amendment to Loan and Security Agreement dated as of November 13, 2001 between the same parties, as further amended by that certain Fifth Amendment to Loan and Security Agreement dated as of March 15, 2002, as further amended by a certain Sixth Amendment to Loan and Security Agreement dated as of September 26, 2003 by and between the same parties and as further amended by a certain Seventh Amendment to Loan and Security Agreement dated as of May 31, 2005 by and between the same parties (the “Agreement”); and

WHEREAS, the Borrower and the Bank have agreed to, subject to the provisions hereof, to amend certain financial covenants.

NOW, THEREFORE, for and in consideration of mutual covenants and agreements herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.  The following definition is hereby added to Subsection 1.1 of the Agreement to read as follows:
“Eighth Amendment”: That certain Eighth Amendment to Loan and Security Agreement dated as of December 28, 2006 by and between the Borrower and the Bank.

2.  Subsection 9.23(k) of the Agreement is hereby amended to read as follows:

(k) Capital Expenditures. Enter into any agreements to purchase or pay for or become obligated to pay for capital expenditures during any fiscal year in an amount aggregating in excess of $3,500,000.

3.  The first caption and sentence of Subsection 9.23(o) of the Agreement is hereby amended to read as follows:

(o) Total Assets of Borrower to Total Assets of Borrower and Subsidiaries. Borrower shall, at all times, maintain a ratio of Total Assets of Borrower divided by Total Assets of Borrower and Subsidiaries of not less than .50 to 1.00.

4.  Borrower shall pay all reasonable expenses and expenditures of Bank, including, without limitation, reasonable attorneys’ fees and expenses incurred or paid by Bank in connection with this Amendment and all other documents delivered in connection herewith.

5.  Borrower acknowledges and represents that:

(a) the Agreement, as amended hereby, and all other Loan Documents constitute legal, valid and binding obligations of the parties thereto in accordance with their terms.

(b) the Agreement, as amended hereby, and other Loan Documents are in full force and effect without any defense, claim, counterclaim, right or claim of set-off;

(c) all representations and warranties of the Borrower contained herein and in the other Loan Documents are true and correct in all material respects as of this date, except for any representation or warranty that specifically refers to an earlier date;

(d) Borrower has taken all necessary action to authorize the execution and delivery of this Amendment;

(e) this Amendment is a modification of an existing obligation and is not a novation, and except as modified by this letter, all other terms, conditions and provisions of the Agreement and other Loan Documents remain in full force and affect; and

(f) no Default or Event of Default presently exists under the Agreement or the other Loan Documents.

6.  All capitalized terms contained in this Amendment shall have the same meanings ascribed to them in the Agreement.

7.  This Amendment may be executed in one or more counterparts, each of which shall constitute one and the same Amendment.

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IN WITNESS WHEREOF, the parties hereunto set their hands and cause these presents to be signed by the authorized officers on the date and year first above mentioned.
NEW BRUNSWICK SCIENTIFIC CO., INC.

BY:	/s/ Thomas Bocchino
Name: Thomas Bocchino
Title: Vice President, Finance

WACHOVIA BANK, NATIONAL ASSOCIATION

BY:	/s/ Debora J. Kelly
Name: Debora J. Kelly
Title: A.V.P.